Exhibit 99.1

150 Field Drive

Suite 195

Lake Forest, IL  60045

(847) 295-8678

Fax (847) 295-8854

www.neophrm.com

***FOR IMMEDIATE RELEASE***

CONTACT:
Larry Kenyon, Chief Financial Officer	Paul Arndt, Corporate Communications Manager
lkenyon@neophrm.com	parndt@neophrm.com
847-295-8678 x 210	847-295-8678 x 215

Investors:	Media:
Janet Dally, President	Tom Laughran
MontRidge, LLC	Fleishman-Hillard
609-466-0466	312-751-3519

NEOPHARM ANNOUNCES FIRST QUARTER 2004 FINANCIAL RESULTS

LAKE FOREST, Illinois – May 10, 2004 – NeoPharm, Inc. (Nasdaq/NM: NEOL) today announced financial results for the first quarter ended March 31, 2004.

First Quarter 2004 Results

The Company reported a net loss of $14,247,190, or $0.65 per basic and diluted share, on revenue of $12,200, compared to a net loss of $11,267,240, or $0.60 per basic and diluted share, on no revenue, in the year ago quarter.  The increase in the net loss is directly related to an increase of $4,140,671 in research and development expenses incurred in the first quarter of 2004, primarily for the Company’s PRECISE Phase III clinical trial.  Selling, general and administrative expenses decreased $1,208,143 as compared with the same period in 2003, primarily as a result of a reduction in expenses incurred related to the Company’s recently completed arbitration with Pharmacia and Upjohn Company (now Pfizer).

“We are pleased with our first quarter results,” said James M. Hussey, President and Chief Executive Officer of NeoPharm.  “We achieved several milestones during the first quarter of 2004, and took steps to improve our financial position with the sale of stock through our successful public offering of securities.”

First Quarter Milestones & Achievements

During the first quarter of 2004, the Company:

•                  Raised $73.5 million in net proceeds in a shelf registration offering;

•                  Reached an agreement with the FDA, through a Special Protocol Assessment, for the Company’s Phase III PRECISE Trial;

•                  Selected to participate in the FDA’s Continuous Marketing Application Pilot 2 program

•                  Enrolled the first patient in its Phase III PRECISE clinical trial for IL13-PE38QQR, and subsequently launched www.PRECISETrial.com;

•                  As of April 30, 2004, the PRECISE Trial has:

•                  A total of 8 patients enrolled, and

•                  A total of 19 sites enrolling patients

-more-

•                  Unveiled new scientific Phase I data on the Company’s “Tandem Technology” and LErafAON at the 95th Annual Meeting of the American Association of Cancer Research; and,

•                  Commercially launched NeoPhectin™ and NeoPhectin-AT™.

Analysis of Quarterly Results

Research and development expenses increased $4,140,671 during the first quarter of 2004 as compared to the first quarter of 2003.  This increase in research and development expenses is primarily due to the initiation of the Company’s Phase III PRECISE clinical trial for IL13-PE38QQR during the first quarter of 2004.  During the first quarter of 2004, the Company incurred $4,193,461 in expenses related to the PRECISE Trial.

The decrease of $1,208,143 in selling, general and administrative expenses in the first quarter 2004, as compared to the first quarter of 2003, was a direct result of a reduction in arbitration related expenses of $1,919,032 during the first quarter of 2004 versus the same period in 2003.  Total arbitration related expenses incurred during the first quarter of 2004 were $1,025,417.  On April 30, 2004, the arbitration panel informed both NeoPharm and Pfizer that each party’s claims against the other had been dismissed. As a result, the Company does not expect to incur any further material arbitration related expenses in 2004.

Financial Projections

The Company continues to anticipate a net loss for 2004 of approximately $59 million to $61 million, or $2.54 to $2.63 per share.  Although the Company anticipates that it will continue to generate some additional revenue from the sale of NeoPhectin™ products, this estimate assumes no revenue from any source during 2004.  At this time, NeoPharm believes that the current level of cash and marketable securities can support the Company’s activities into the third quarter of 2005.  The Company believes that it has a number of funding options available to support ongoing efforts to develop its drug product candidates, including, but not limited to: selling additional stock via the Company’s currently effective shelf registration; out-licensing the commercial rights to one or more of the Company’s drug product candidates; and, increased sales of NeoPhectin™ products.

Conference Call

NeoPharm will host a conference call today at 11:00 a.m. Eastern Time to discuss these financial results, business progress and plans, as well as guidance for the remainder of 2004.

Monday, May 10, 2004 at 11:00 a.m. Eastern/8:00 a.m. Pacific
Domestic:	800-901-5231, passcode 52611699
International:	617-786-2961, passcode 52611699

Audio replays will be available through May 17, 2004.
Domestic:	888-286-8010, passcode 61577725
International:	617-801-6888, passcode 61577725

The live call and replay will also be available via webcast at www.neophrm.com.

About NeoPharm

NeoPharm, Inc., based in Lake Forest, IL, is a publicly traded biopharmaceutical company dedicated to the research, development and commercialization of new and innovative cancer drugs for therapeutic applications. The Company has a portfolio of compounds in various stages of development.  Additional information about NeoPharm, recent news releases, and scientific abstracts related to IL13-PE38QQR can be obtained by visiting NeoPharm’s Website at: www.neophrm.com, or calling Paul Arndt at 847-295-8678.

Forward Looking Statements – This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company has tried to identify such forward-looking statements by use of such words as “expects,” “intends,” “hopes,” “anticipates,” “believes,” “could,” “may,” “evidences” and “estimates,” and other similar expressions, but these words are not the exclusive means of identifying such statements. Such statements include, but are not limited to, any statements relating to the Company’s drug development program, including, but not limited to the initiation, progress and outcomes of clinical trials involving IL13-PE38QQR, including the PRECISE trial, financial projections, including, but not limited to, financial projections for the anticipated loss in the current year, the Company’s ability to raise additional funds in the future through the sale of equity securities, ability to out-license commercial development rights for the Company’s products, future sales of the Company’s NeoPhectin and NeoPhectin-AT products, and any other statements that are not historical facts. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development, testing, regulatory approval, production and marketing of the Company’s drug and non-drug compounds, including, but not limited to, IL13-PE38QQR, uncertainty regarding the outcome of damage claims made by or against the Company, unexpected adverse side effects or inadequate therapeutic efficacy of the Company’s drug and non-drug compounds that could slow or prevent products coming to market, uncertainty regarding the Company’s ability to market its drug and non-drug products directly or through independent distributors, including, but not limited to, NeoPhectin™ and NeoPhectin-AT™, the uncertainty of patent protection for the Company’s intellectual property or trade secrets, including, but not limited to, IL13-PE38QQR, and other risks detailed from time to time in filings the Company makes with the Securities and Exchange Commission including its annual reports on Form 10-K and quarterly reports on Forms 10-Q. Such statements are based on management’s current expectations, but actual results may differ materially due to various factors, including those risks and uncertainties mentioned or referred to in this press release. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.

NeoPharm, Inc.

Condensed Statements of Operation

(Unaudited)

	Three Months Ended March 31
	2004	2003

Revenues	$12,200	$—
Cost of revenues	244	—

Gross margin	11,956	—

Expenses:
Research and development	11,249,227	7,108,556
Selling, general and administrative	3,235,433	4,443,576
Total Expenses	14,484,660	11,552,132

Loss from operations	(14,472,704)	(11,552,132)

Interest income	225,514	284,892

Net loss	$(14,247,190)	$(11,267,240)

Net loss per share-basic and diluted	$(0.65)	$(0.60)

Shares used in computation of net loss per share:
Basic and Diluted	21,911,987	18,809,625

Balance Sheet Data:

(Unaudited)

	March 31, 2004	December 31, 2003
Cash and cash equivalents	$101,725,081	$36,958,941
Investments in marketable securities	$911,189	$4,166,351
Total assets	$107,038,578	$46,080,580
Current liabilities	$7,211,556	$6,063,225
Accumulated deficit	$(145,938,509)	$(131,691,319)
Total stockholders equity	$99,827,022	$40,017,355

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